Comparison of change in value of $10,000 investment in Dreyfus Premier Aggressive Growth Fund Class A shares and the Standard & Poor's 500 Composite Stock Price Index


EXHIBIT A:

                                Dreyfus
                                Premier
                               Aggressive                  Standard &
                              Growth Fund                  Poor's 500
       PERIOD                   (Class A                 Composite Stock
                                shares)                   Price Index *

       9/30/92                   9,427                       10,000
       9/30/93                   10,562                      11,297
       9/30/94                   10,404                      11,713
       9/30/95                   11,570                      15,193
       9/30/96                   11,488                      18,280
       9/30/97                   12,364                      25,670
       9/30/98                   5,554                       28,001
       9/30/99                   6,934                       35,783
       9/30/00                   9,176                       40,531
       9/30/01                   4,701                       29,746
       9/30/02                   4,119                       23,655

* Source: Lipper Inc.



Comparison of change in value of $10,000 investment in Dreyfus Premier Growth and Income Fund Class A shares, Class B shares, Class C shares and Class R shares and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

                          Dreyfus             Dreyfus             Dreyfus             Dreyfus
                          Premier             Premier             Premier             Premier
                           Growth             Growth              Growth              Growth             Standard &
                            and                 and                 and                 and              Poor's 500
                           Income             Income              Income              Income              Composite
                            Fund               Fund                Fund                Fund                 Stock
       PERIOD             (Class A           (Class B            (Class C            (Class R               Price
                          shares)             shares)             shares)             shares)              Index *

      12/29/95             9,427              10,000              10,000              10,000               10,000
      9/30/96              13,974             14,714              14,727              14,838               11,349
      9/30/97              16,895             17,670              17,657              18,139               15,937
      9/30/98              15,711             16,311              16,309              16,889               17,385
      9/30/99              19,046             19,615              19,619              20,494               22,216
      9/30/00              21,251             21,727              21,747              22,835               25,164
      9/30/01              17,053             17,312              17,329              18,380               18,468
      9/30/02              13,267             13,449              13,385              14,300               14,687

* Source: Lipper
Inc.





Comparison of change in value of $10,000 investment in Dreyfus Premier
Developing Markets Fund Class A shares, Class B shares, Class C shares and Class
R shares and the Morgan Stanley Capital International Emerging Markets Free
Index

EXHIBIT A:

                                                                                                             Morgan
                          Dreyfus             Dreyfus             Dreyfus             Dreyfus               Stanley
                          Premier             Premier             Premier             Premier               Capital
                         Developing         Developing          Developing          Developing           International
                          Markets             Markets             Markets             Markets              Emerging
                            Fund               Fund                Fund                Fund                 Markets
       PERIOD             (Class A           (Class B            (Class C            (Class R                Free
                          shares)             shares)             shares)             shares)               Index *

      3/31/98              9,427              10,000              10,000              10,000                10,000
      9/30/98              5,460               5,768               5,768               5,800                 5,959
      9/30/99              8,939               9,361               9,378               9,513                 9,327
      9/30/00              9,646              10,020              10,045              10,289                 9,365
      9/30/01              6,897               7,107               7,120               7,350                 6,260
      9/30/02              7,642               7,671               7,824               8,141                 6,771


* Source: Lipper
Inc.